SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

☐ Preliminary Proxy Statement

☒ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

National Fuel Gas Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NATIONAL FUEL GAS COMPANY

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Stockholders

to be held on

February 17, 2005

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

January 6, 2005

Dear Stockholder:

      We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. local time on Thursday, February 17, 2005, at The Woodlands Resort & Conference Center, 2301 N. Millbend Dr., The Woodlands, TX 77380. The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement.

      So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred method of voting is by telephone as described on the proxy card. This method is both convenient for you and reduces the expense of soliciting proxies for the Company. If you prefer not to vote by telephone, please complete, sign and date your proxy card and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate.

      If you plan to be present at the Annual Meeting, please respond to the question if you vote by telephone, or check the “WILL ATTEND MEETING” box on the proxy card. Whether or not you plan to attend, please vote your shares by telephone or complete, sign, date and promptly return your proxy card so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting and/or the Trustee (as described on the first page of this proxy statement), and/or by casting your ballot at the meeting.

      Coffee will be served at 9:30 A.M. and I look forward to meeting you at that time.

      Please review the proxy statement and take advantage of your right to vote.

Sincerely yours,

PHILIP C. ACKERMAN
Chairman of the Board of Directors,
Chief Executive Officer and President

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be Held on February 17, 2005

To the Stockholders of National Fuel Gas Company:

      Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. local time on Thursday, February 17, 2005, at The Woodlands Resort & Conference Center, 2301 N. Millbend Dr., The Woodlands, TX 77380. At the meeting, action will be taken with respect to:

(1) the election of directors;

(2) the appointment of an independent registered public accounting firm;

(3) the approval of amendments to the Company’s Restated Certificate of Incorporation;

(4) the adoption of, if presented at the meeting, a shareholder proposal which the Board of Directors OPPOSES;

and such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on December 20, 2004, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

ANNA MARIE CELLINO
Secretary

January 6, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares by telephone as described on the proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the enclosed proxy/voting instruction card. Please use the accompanying envelope, which requires no postage if mailed in the United States.

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

PROXY STATEMENT

       This proxy statement is furnished to the holders of National Fuel Gas Company (“Company”) common stock (“Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 17, 2005, or any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about January 6, 2005.

      All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies and will be compensated in the estimated amount of $8,500 plus reasonable out-of-pocket expenses. In addition to solicitation by that firm and by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, by telephone or by other methods.

      Only stockholders of record at the close of business on December 20, 2004, will be eligible to vote at this meeting or any adjournment thereof. As of that date, 83,189,636 shares of Common Stock were issued and outstanding. The holders of 41,594,819 shares will constitute a quorum at the meeting.

      Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and therefore will have no effect on the outcome of the votes.

      The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting, (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any shareholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules, and (v) all matters incident to the conduct of the meeting.

      Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, secretary of the meeting, or by casting a ballot.

      If you are a participant in the Company’s Employee Stock Ownership Plan or Tax-Deferred Savings Plans, and the accounts are registered in the same name, the proxy card will also serve as a voting instruction for the Trustee of those Plans. All shares of Company Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. If the proxy/voter instruction card is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee and the Proxies to vote FOR items 1, 2 and 3 and vote AGAINST item 4. Participants in the Plan(s) may also provide those voting instructions by telephone. These instructions may be revoked by written notice to Vanguard Fiduciary Trust Company, Trustee for the Company’s Tax-Deferred Savings Plans and the Employee Stock Ownership Plan, on or before February 14, 2005 at the following address:

National Fuel Gas Company

c/o The Bank of New York
P.O. Box 11057
New York, NY 10203-0057

      Enclosed is a copy of the Company’s Annual Report and Form 10-K for the fiscal year ended September 30, 2004, which includes financial statements. The Company will furnish any exhibit to the Form 10-K upon request to the Secretary at the Company’s principal office, and upon payment of $5 per exhibit.

1.     ELECTION OF DIRECTORS

      Four directors are to be elected at this Annual Meeting. The nominees for the four directorships are: Robert T. Brady, Rolland E. Kidder, Richard G. Reiten and Craig G. Matthews. Messrs. Brady, Kidder and Reiten are all currently directors of the Company. Mr. Reiten was elected to the Board of Directors at the December 9, 2004 Board Meeting to serve for a term until his reelection at this Annual Meeting. Mr. Reiten and Mr. Matthews were originally recommended to the Nominating/ Corporate Governance Committee by Philip C. Ackerman, the Company’s chairman, chief executive officer and president, with the concurring recommendation of some non-management directors.

      The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.)

      Messrs. Brady and Kidder have been nominated to serve for terms of three years until the 2008 Annual Meeting and until their successors are duly elected and qualified. Messrs. Matthews and Reiten have been nominated to serve for terms of two years until the 2007 Annual Meeting and until their successors are duly elected and qualified. As a result of these actions, there will be three classes of directors with terms that will expire in 2006 (three directors), 2007 (three directors) and 2008 (two directors), respectively.

      The service of current director Dr. Bernard S. Lee will end at the 2005 Annual Meeting. It is the policy of the Company, as reflected in its Corporate Governance Guidelines (included in this proxy statement as Appendix A), that directors shall retire not later than the date of the annual meeting of shareholders following the date of their 70th birthday. Dr. Lee has been a director since 1994. The Board is deeply appreciative of his many valuable contributions to the Company over that time.

      It is intended that the Proxies will vote for the election of Messrs. Brady, Kidder, Reiten and Matthews as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders’ proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Brady, Kidder, Reiten and Matthews have consented to being named in this proxy statement and to serve if elected.

      The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

      Pages 3 through 5 contain information concerning the four nominees for director, as well as the four directors of the Company whose current terms will continue after the 2005 Annual Meeting, including information with respect to their principal occupations and certain other positions held by them.

      Last year all directors attended the Annual Meeting of Stockholders, and they are expected to do so this year. A meeting of the Board of Directors will take place on the same day and at the same place as the Annual Meeting of Stockholders this year (and probably future years), and directors are expected to attend all meetings. If a director is unable to attend a Board meeting in person, participation by telephone is permitted, and in that event the director would not attend the Annual Meeting of Stockholders.

The Board of Directors Recommends a Vote FOR the Election of

Messrs. Brady, Kidder, Reiten and Matthews

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Nominees for Election as Directors for Three-Year Terms to Expire in 2008
Robert T. Brady 1995	64	Chairman of Moog Inc., a manufacturer of motion control systems and components, since February 1996. President and Chief Executive Officer of Moog Inc. since 1988 and Board member since 1981. Director of Astronics Corporation, M&T Bank Corporation and Seneca Foods Corporation. Director of Acme Electric Corporation from 1989 to November 2001.

Rolland E. Kidder 2002	64	Executive Director of the Robert H. Jackson Center, Inc. in Jamestown, New York since 2001. Former Chairman and President of Kidder Exploration, Inc., an independent oil and gas company from 1984 to 1994. An elected member of the New York State Assembly from 1975 to 1982. Trustee of the New York Power Authority from 1983 to 1993. On the Dean’s Advisory Council of the University at Buffalo School of Law from 1996 to 2001. From 1994 until 2001, Vice President and investment advisor for P.B. Sullivan & Co., Inc.

Nominees for Election as Directors for Two-Year Terms to Expire in 2007
Richard G. Reiten 2004	65	Chairman since September 2000 and a director since March 1996 of Northwest Natural Gas Company, a natural gas local distribution company headquartered in Portland, Oregon. Chief Executive Officer of Northwest Natural Gas Company from January 1997 until December 2002 and President from January 1996 through May 2001. Director of BlueCross BlueShield of Oregon and The Regence Group since 1995. Director of Associated Electric and Gas Insurance Services Limited since 1997. Director of US Bancorp, Building Materials Holding Corp. since 1998 and IdaCorp. Since January 2004.

Craig G. Matthews	61	Former President and CEO of NUI Corp. from February 2004 until Nov. 2004, Director from February 2004. Former Vice Chairman and Chief Operating Officer of KeySpan Corporation (previously Brooklyn Union Gas Co.) until March 2001. Director of Amerada Hess Corporation, Polytechnic University and an Advisory Board Member of Republic Financial Corp.

(1)	As of February 17, 2005.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Directors Whose Terms Expire in 2006
R. Don Cash 2003	62	Chairman Emeritus since May 2003, and Board Director since May 1978, of Questar Corporation (Questar), an integrated natural gas company headquartered in Salt Lake City, Utah. Chairman of Questar from May 1985 to May 2003. Chief Executive Officer of Questar from May 1984 to May 2002 and President of Questar from May 1981 to February 1, 2001. Director of Zions Bancorporation since 1982, and TODCO (The Offshore Drilling Company) since May 2004. Director of Texas Tech University Foundation since November 2002 and Associated Electric and Gas Insurance Services Limited since 1993. Former trustee, until September 2002, of the Salt Lake Organizing Committee for the Olympic Winter Games of 2002.

George L. Mazanec 1996	68	Former Vice Chairman, from 1989 until October 1996, of PanEnergy Corporation, Houston, Texas, a diversified energy company (now part of Duke Energy Corporation). Advisor to the Chief Operating Officer of Duke Energy Corporation from August 1997 to 2000. Director of TEPPCO, LP from 1992 to 1997, Director of Northern Border Pipeline Company Partnership from 1993 to 1998 and Director of Westcoast Energy Inc. from 1996 to 2002. Director of Dynegy Inc. since May, 2004. Director of the Northern Trust Bank of Texas, NA and Associated Electric and Gas Insurance Services Limited. Former Chairman of the Management Committee of Maritimes & Northeast Pipeline, L.L.C. Member of the Board of Trustees of DePauw University since 1996.

John F. Riordan 2000	69	President and CEO since April 2000 of GTI (the Gas Technology Institute), a not-for-profit research and educational institution, Des Plaines, Illinois. Vice Chairman of KN Energy, Inc. from February 1998 to February 1999. President and CEO of MIDCON Corporation from October 1988 to January 1998. Director of Nicor, Inc. since 2001 and Niagara University.

(1)	As of February 17, 2005.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Directors Whose Terms Expire in 2007
Philip C. Ackerman 1994	61	Chief Executive Officer of the Company since October 2001. Appointed as Chairman of the Board effective January 3, 2002. President of the Company since July 1999. Senior Vice President of the Company from June 1989 until July 1999 and Vice President from 1980 to 1989. President of National Fuel Gas Distribution Corporation(2) from October 1995 until July 1999 and Executive Vice President from June 1989 to October 1995. Executive Vice President of National Fuel Gas Supply Corporation(2) from October 1994 to March 2002. President of Seneca Resources Corporation(2) from June 1989 to October 1996. President of Horizon Energy Development, Inc.(2) since September 1995 and certain other nonregulated subsidiaries of the Company since prior to 1992.

(1)	As of February 17, 2005.

(2)	Wholly-owned subsidiary of the Company.

Director Independence

      The Board of Directors has determined that Messrs. Brady, Cash, Kidder, Lee, Matthews, Mazanec, Reiten and Riordan are all independent, and that Mr. Ackerman, Chairman, Chief Executive Officer and President of the Company, is not. The Board’s determinations of director independence were made in accordance with the Director Independence Guidelines adopted by the Board and included in this Proxy Statement as Appendix B.

      Non-management directors meet at regularly scheduled executive sessions without management. The sessions are chaired by Robert T. Brady. Communications to the non-management directors as a group, or to the entire Board, should be addressed as follows: Robert T. Brady, Moog, Inc., P.O. Box 18, East Aurora, New York 14052. For the present, all shareholder communications addressed in that manner will go directly to the directors. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.nationalfuelgas.com.

Meetings of the Board of Directors and Standing Committees

      During the Company’s fiscal year ended September 30, 2004 (“fiscal 2004”), there were six meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees. The Audit Committee held eight meetings, the Compensation Committee held five meetings, the Executive Committee held none, and the Nominating/ Corporate Governance Committee held four meetings. During fiscal 2004, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served.

Audit

      The Audit Committee held eight meetings during fiscal 2004 in order to review the scope and results of the annual audit, to receive reports of the Company’s independent public accountants and chief internal auditor, and to prepare a report of the committee’s findings and recommendations to the Board of Directors. The committee consists of Messrs. Cash, Kidder, Lee and Mazanec. The members of the committee are independent as independence for audit committee members is defined in the New York Stock Exchange’s (NYSE) listing standards applicable to the Company. No Audit Committee member simultaneously serves on Audit Committees of more than three public companies. The Board limits Audit Committees on which a Audit Committee member serves to three, unless the Board has determined that such simultaneous service would not impair the ability of such members to serve effectively. The Company’s Board of Directors has determined that the Company has at least one audit committee financial expert (as defined by Securities and Exchange Commission (SEC) regulations) serving on its Audit Committee, in the person of Mr. Mazanec. Mr. Mazanec is an independent director (as defined by SEC regulations). Further information relating to the Audit Committee appears in this proxy statement under the headings “Audit Fees” and “Audit Committee Report.” A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com, and is available in print to stockholders who request a copy from the Company’s Secretary at its principal office.

Compensation

      The Compensation Committee, all of the members of which are non-employee independent directors, held five meetings during fiscal 2004 in order to review and determine the compensation of Company executive officers, to review reports and to award stock options and At Risk Program awards. The committee administers the Company’s 1993 Award and Option Plan, 1997 Award and Option Plan, and Annual At Risk Compensation Incentive Program. The committee consists of Messrs. Brady, Mazanec and Cash. A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request a copy from the Company’s Secretary at its principal office.

Executive

      There were no meetings of the Executive Committee during fiscal 2004. The committee has and may exercise the authority of the full Board except as prohibited by New Jersey corporate law (N.J.S.A.§14A:6-9). The Executive Committee consists of Messrs. Ackerman, Brady, Mazanec and Riordan.

Nominating/ Corporate Governance

      The Nominating/ Corporate Governance Committee consists of Messrs. Brady, Cash and Riordan, all of whom are independent, as independence for nominating committee members is defined in the NYSE listing standards applicable to the Company and in the Company’s Director Independence Guidelines. The committee makes recommendations to the full Board on nominees for the position of director. The committee also has duties regarding corporate governance matters as required by law, regulation or NYSE rules. Stockholders may recommend individuals to the committee to consider as potential nominees.

      The committee’s charter provides for the committee to develop and recommend to the Board criteria for selecting new director nominees and evaluating unsolicited nominations, which are included in this proxy statement as part of the Company’s Corporate Governance Guidelines (included in this proxy statement as Appendix A). A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request a copy from the Company’s Secretary at its principal office. Appendix A also addresses the qualifications and skills the committee believes necessary for a director, and the committee’s consideration of shareholder recommendations for director. Shareholder recommendations identifying a proposed nominee and setting out his or her qualifications should be delivered to the Company’s Secretary at its principal office no later than September 3, 2005 to be eligible for consideration for the February 2006 Annual Meeting of Stockholders.

Charitable Contributions by Company

      Within the preceding three years, the Company did not make any contributions to any charitable organization in which a director served as executive officer which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Compensation Committee Interlocks and Insider Participation

      There are no “Compensation Committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

Code of Business Conduct and Ethics

      The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request it from the Company’s Secretary at its principal office.

Related Party Transaction

      A subsidiary of the Company has employed Mr. Jonathan D. Kidder in a non-executive supervisory position since 1999. His father, Mr. Rolland E. Kidder, became a Company director in 2002. Mr. Jon Kidder is a married adult who does not reside in his father’s household. In fiscal 2004, for the first time, the value of total compensation to Mr. Jon Kidder (base salary, bonus and estimated value of benefits) exceeded $60,000, by less than $5,000. This makes his continued employment a related party transaction for purposes of SEC disclosure requirements. Mr. Rolland Kidder is an independent director for all purposes under applicable NYSE and SEC rules, and also under the Company’s Director Independence Guidelines included in this proxy statement as Appendix B.

Directors’ Compensation

      The Retainer Policy for Non-Employee Directors (the “Retainer Policy”), which replaced both the Board’s preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the “Directors’ Retirement Plan”), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not Company employees or retired employees do not participate in any of the Company’s employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors. Only non-employee directors are covered by the Retainer Policy, under which directors are paid in money plus an amount of common stock adjusted from time to time.

      In fiscal 2004, pursuant to the current Retainer Policy, non-employee directors were each paid an annual retainer of $20,000 and 1,200 shares of Common Stock. Common Stock issued to non-employee directors under the Retainer Policy is nontransferable until the latter of two years from issuance or six months after the recipient’s cessation of service as a director of the Company. In December 2004, the cash component of the annual retainer was increased to $26,000.

      Non-employee directors were each paid a fee of $1,500 for each Board meeting and $1,200 for each Committee meeting attended (same fee if participating by telephone). Non-employee directors were each paid an additional annual retainer fee of $7,500 if appointed as Chairman of any committee; accordingly, Messrs. Brady, Lee and Mazanec each received an additional annual retainer fee of $7,500 during fiscal 2004. In December 2004, the fee for attending a board or committee meeting was increased to $1,800.

      Benefit accruals under the Directors’ Retirement Plan ceased for each current non-employee director on December 31, 1996. All such directors who were eligible vested in their Directors’ Retirement Plan benefits at that time, and will receive their accrued Directors’ Retirement Plan benefits under its terms (normally at age 70). People who first become directors after February 1997 are not eligible to receive benefits under the Directors’ Retirement Plan. The Directors’ Retirement Plan pays an annual retirement benefit equal to 10% of the annual retainer in effect on December 31, 1996 ($18,000/year) multiplied by the number of full years of service prior to

January 1, 1997, but not to exceed 100% of that annual retainer. The retirement benefit would begin upon the date of the director’s retirement or age 70, and continue until the earlier of ten years or the death of the director.

AUDIT FEES

      In addition to retaining PricewaterhouseCoopers LLP to report upon the annual consolidated financial statements of the Company for 2004, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in 2004. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for each of the last two years were as follows:

      Audit Fees — $594,670 for professional services rendered for the annual audit of the Company’s consolidated financial statements and the quarterly reviews of the financial statements included in the Company’s Forms 10-Q for each of the quarters in fiscal year 2003 and $633,043 for such service in fiscal year 2004.

      Audit-Related Fees — $80,829 for professional services rendered for fiscal year 2003 and $141,212 for fiscal year 2004 associated with: i) comfort letters and consents issued by PricewaterhouseCoopers LLP in connection with public debt offerings; ii) the Company’s implementation of the Sarbanes-Oxley Act of 2002; and iii) other technical accounting consultations.

      Tax Fees — $1,173,800 for professional services rendered during fiscal year 2003 and $399,920 for fiscal year 2004 for professional services rendered for tax compliance, tax advice and tax planning. In fiscal year 2003, tax consulting fees of $1,003,800 were incurred principally in connection with the Company’s purchase of the Empire State Pipeline, sale of timber property and sale of Canadian oil properties. Fees for tax compliance services for fiscal years 2003 and 2004 amounted to $170,000 and $142,800 respectively.

      All Other Fees — $0 for professional services rendered during fiscal year 2003 and $0 for fiscal year 2004. No other fees were paid to PricewaterhouseCoopers LLP in fiscal year 2003 or 2004.

      The Audit Committee’s Charter (available on the Company’s website at www.nationalfuelgas.com) includes its pre-approval policies and procedures. The Company’s Reporting Procedures for Accounting and Auditing Matters are included as Appendix C in this proxy statement.

      For fiscal year 2004, none of the services described in each of the above were approved by the Audit Committee in reliance upon the “de minimus exception” contained in Section 202 of the Sarbanes-Oxley Act and codified in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and in 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

      The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2004 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors the independent auditor’s independence. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company and its affiliates is compatible with the independent auditor’s independence.

      Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the SEC.

AUDIT COMMITTEE

BERNARD S. LEE, PH.D., Chairman
R. DON CASH
ROLLAND E. KIDDER
GEORGE L. MAZANEC

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth for each current director, each nominee for director, each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock which is the only class of Company stock outstanding. Unless otherwise stated, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so. All information is as of November 30, 2004 except as otherwise indicated.

			Shares Held in
Name of Beneficial	Exercisable Stock	Shares held	401(k)	Restricted	Shares Otherwise		Percent of
Owner	Options(1)	in ESOP(2)	Plan(3)	Stock(4)	Beneficially Owned(5)		Class(6)

Philip C. Ackerman	2,247,891	20,678	14,453	76,328	299,827	(7)	3.1%
James A. Beck	344,804	284	3,992	16,000	28,279		*
Robert T. Brady	0	0	0	0	7,800		*
R. Don Cash	0	0	0	0	6,233	(8)	*
Rolland E. Kidder	0	0	0	0	28,790	(9)	*
Bernard S. Lee	0	0	0	0	10,000		*
Craig G. Matthews	0	0	0	0	0		*
George L. Mazanec	0	0	0	0	8,600	(10)	*
Richard G. Reiten	0	0	0	0	1,000	(11)	*
John F. Riordan	0	0	0	0	6,800		*
Dennis J. Seeley	390,000	14,122	8,982	1,000	58,050		*
David F. Smith	395,312	1,729	10,122	1,000	61,071		*
Ronald J. Tanski	190,000	2,803	12,526	0	36,919		*
Directors and Officers as a Group (17 individuals)	4,419,661	57,490	92,341	95,328	699,910	(12)	6.12%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on November 30, 2004.

(1)	This column lists shares with respect to which each of the named individuals, and all current directors and officers as a group (17 individuals), have the right to acquire beneficial ownership within 60 days of November 30, 2004, through the exercise of stock options granted under the 1993 and 1997 Award and Option Plans. Stock options until exercised, have no voting power.

(2)	This column lists shares held in the Company and Subsidiaries Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to shares held in the ESOP, but do not have investment power respecting most of those shares until they are distributed.

(3)	This column lists shares held in the Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting power with respect to shares held in the TDSP, but do not have investment power respecting most of those shares until they are distributed.

(4)	This column lists shares of restricted stock, certain restrictions on which had not lapsed as of November 30, 2004. Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

(5)	This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee.

(6)	This column lists the sum of the individual’s (or individuals’) stock options and shares shown on this table, expressed as a percent of the Company’s outstanding shares and that individual’s (or individuals’) exercisable stock options at November 30, 2004.

(7)	Includes 1,000 shares held by Mr. Ackerman’s wife in trust for her mother, as to which shares Mr. Ackerman disclaims beneficial ownership, and 440 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(8)	Includes 3,000 shares held by the Don Kay Clay Cash Foundation, a Utah not-for-profit corporation, of which Mr. Cash, his wife, son and daughter-in-law are directors. Mr. Cash disclaims beneficial ownership of these shares.

(9)	Includes 10,000 shares owned by Mr. Kidder’s wife, as to which Mr. Kidder shares voting and investment power.

(10)	Includes 600 shares owned by Mr. Mazanec’s wife, as to which Mr. Mazanec shares voting and investment power.

(11)	These are the 1,000 shares owned by Mr. Reiten at the time he became a director on December 9, 2004.

(12)	Includes 26,726 shares with respect to which one or another of the officers of the Company, not including the executive officers named in the Summary Compensation Table, shares voting and investment power with the officers’ spouse. See also notes (7) through (11) above.

      As of November 30, 2004, the Company knows of no one who beneficially owns in excess of 5% of the Company’s Common Stock, which is the only class of Company stock outstanding, except as set forth in the table below.

		Shares Held as	Shares
	Exercisable	Trustee for Company	Otherwise	Percent
	Stock	Employee Benefit	Beneficially	of
Name and Address of Beneficial Owner	Options(1)	Plans(2)	Held(3)	Class(4)

Vanguard Fiduciary Trust Company 100 Vanguard Boulevard Malvern, PA 19355		5,771,311	1,307,297 (5)	8.52%
Bernard J. Kennedy 6363 Main Street Williamsville, NY 14221	3,520,000		971,045 (6)	5.18%

(1)	This column lists shares with respect to which Mr. Kennedy has the right to acquire beneficial ownership within 60 days of November 30, 2004, through the exercise of stock options granted under the 1993 and 1997 Award and Option Plans. Stock options, until exercised, have no voting power, and the very limited power to transfer options pursuant to those Plans is solely Mr. Kennedy’s.

(2)	This column lists the shares held by Vanguard Fiduciary Trust Company in its capacity as trustee for certain employee benefit plans held 5,882,219 shares on behalf of the plans as of November 30, 2004, all of which have been allocated to plan participants. According to its Schedule 13G filed with the SEC for the period ended December 31, 2003, Vanguard Fiduciary Trust Company in its capacity as trustee for certain employee benefit plans held 5,882,219 shares on behalf of the plans, all of which have been allocated to plan participants. The plan trustee votes the shares allocated to participant accounts as directed by those participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the Trustee in the same proportion as the shares of Company stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with provisions of Title I of ERISA. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934

(3)	This column shows shares otherwise beneficially held by these shareholders.

(4)	This column lists the sum of the shareholder’s stock options and shares shown on this table, expressed as a percent of the Company’s outstanding shares at November 30, 2004. Mr. Kennedy’s unexercised options were included as outstanding shares solely for the purpose of calculating Mr. Kennedy’s percentage ownership of outstanding shares in this table.

(5)	The Vanguard Group, which is affiliated with Vanguard Fiduciary Trust Company, has sole investment and voting discretion with respect to these shares of Company common stock, according to its Form 13F for the period ended September 30, 2004

(6)	Includes 4,500 shares held by the Kennedy Family Foundation, a New York not-for-profit corporation, of which Mr. Kennedy, his wife and son are directors. Mr. Kennedy disclaims beneficial ownership, voting power and investment power with respect to the Kennedy Family Foundation shares. Also includes 76,766 shares owned by Mr. Kennedy’s wife, as to which Mr. Kennedy shares voting and investment power. Mr. Kennedy has sole voting and investment power as to all other shares.

EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	12,496,439	$22.93	980,513 (1)
Equity compensation plans not approved by security holders	0	0	0

Total	12,496,439	$22.93	980,513 (1)

(1)	Of the 980,513 securities listed in column (c), 60,976 were reserved at September 30, 2004 for issuance pursuant to the Company’s Retainer Policy for Non-Employee Directors.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

General

      The Compensation Committee (the “Committee”) sets the base salaries and bonuses (if any) of the Company’s executive officers, makes awards and sets goals for certain executive officers under the Annual At Risk Compensation Incentive Program (the “At Risk Program”), and makes awards to executive officers and others under various compensation plans as described below. The Committee consists exclusively of non-employee independent directors, appointed by resolution of the entire Board of Directors. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

      The Committee’s objective is to set executive compensation at levels which (i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders, and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the stockholders by making a part of each executive officer’s potential compensation depend on the price of the Company’s Common Stock on the open market, the Company’s earnings per share, and the officer’s own performance. The retention of officers is encouraged by making a portion of the compensation package in the form of awards which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time.

      The Committee retains an independent compensation consulting firm to assist it in evaluating officer compensation. That firm compares compensation practices to both utility and general industry practices. It also compares the compensation of the top three officers to a survey group of similar energy companies.

      Specific components of executive officers’ compensation earned or paid in fiscal 2004 are discussed below. The Company’s five most highly compensated executive officers are identified on the Summary Compensation Table on page 16, and are sometimes referred to as the “named executive officers.”

Base Salary

      The Committee annually reviews base salaries for the Company’s executive officers and adjusts them as it deems appropriate on a calendar year basis and as promotions occur. The Committee generally targets a range of the 50th percentile to the 75th percentile of its survey data. The Committee also takes into account an individual’s specific responsibilities, experience and effectiveness in setting base salary.

      The fiscal 2004 base salaries of the named executive officers are shown on the Summary Compensation Table on page 16 in the “Base Salary” column.

Annual At Risk Incentive and Bonus

      Under the At Risk Program, the Committee makes At Risk Awards which grant for certain named executive officers the opportunity to earn cash payments depending on the achievement of goals set within the first quarter of each fiscal year. Performance goals can be both financial (for example, Company earnings per share or subsidiary earnings) and non-financial (for example, customer service).

      For fiscal 2004 Mr. Ackerman was the only participant in the At Risk Program. At Risk Program goals for Mr. Ackerman, as Chief Executive Officer, were a specified level of Company earnings per share (weighted as 65% of the formula), a Capital Structure goal (weighted as 25% of the formula), and customer service and safety goals (weighted as 10% of the formula). Company diluted earnings per share must reach a pre-determined target to trigger the maximum annual incentive award to Mr. Ackerman.

      The Summary Compensation Table on page 16 includes in the “LTIP (Long-Term Incentive Plan) Payouts” column the amounts earned by Mr. Ackerman in fiscal 2004 under the At Risk Program. The At Risk Award is considered by the SEC to be a “long-term” incentive because payment is based on the rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 2004 for Mr. Ackerman is set out in the Long-Term Incentive Plan Table on page 18.

      In furtherance of the Committee’s goal of emphasizing incentive-based compensation for the Company’s other executive officers, most of the executive officers, including Messrs. Beck, Seeley, Smith and Tanski were paid amounts as bonuses in December 2004 (for performance in fiscal 2004). In December 2004, the Compensation Committee reviewed with Mr. Ackerman the performance of Messrs. Beck, Seeley and Smith based on corporate performance, the performance of their respective subsidiaries and their effectiveness in performing their respective responsibilities. The Committee then determined a bonus for each of these executives in consultation with Mr. Ackerman. Mr. Ackerman made recommendations for fiscal 2004 bonuses for the other officers, including Mr. Tanski, which were accepted by the Committee. The Summary Compensation Table on page 16 includes in the “Bonus” column the amount earned by the named executive officers in fiscal 2004 as bonuses. These awards are considered by the SEC to be bonuses because they are based on performance during a single fiscal year.

Stock Options and Restricted Stock

      Stock options and restricted stock represent the longer-term incentive and retention component of the executive compensation package. Such awards are intended to focus attention on managing the Company from a long-term investor’s perspective, and to encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. In fiscal 2002 Mr. Ackerman, after consultation with the Compensation Committee, set Company Stock ownership guidelines for officers. These guidelines range from one times base salary for junior officers to four times base salary at the Chief Executive Officer level. Other employees receiving options are encouraged to retain their stock for long-term investment. Awards are made under plans such as the 1997 Award and Option Plan which allow the Committee broad flexibility to use a wide range of stock-based performance awards.

      The Committee awards stock options to buy Company Common Stock, which have value only to the extent the market price of the Company’s Common Stock increases after the date of an award. The Committee also from time to time awards restricted stock, which increases or decreases in value to the same extent as the Company’s Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company’s Common Stock.

      In 2002 the Committee reviewed and revised its past practice of annual option awards. It determined that it would not continue to make annual awards of stock options to officers. In 2002 the Committee granted options to officers which are intended to be a multi-year incentive. Option awards were made to each named executive officer to buy stock in the future at the market price on the award date. These options vest over a three-year period and none can be exercised for at least one year after the award date. All of them expire no later than 10 years after the award date. In fiscal 2004 the Committee granted no options to officers and awarded a total of 87,000 stock options to 14 non-officer employees. The Committee, with the assistance of its compensation consultant, is currently evaluating its alternatives on long-term incentive compensation including the use of incentives in addition to options and restricted stock. It is also evaluating the frequency of awards.

Compensation of Chief Executive Officer

      The bases for Mr. Ackerman’s fiscal 2004 base salary, At Risk Program award and bonus including the Committee’s goals and methodology, are discussed earlier in this report under the headings Base Salary and Annual At Risk Incentive and Bonus. Mr. Ackerman received no other longer-term incentive awards in fiscal 2004.

      Based on a survey conducted by the independent compensation consulting firm in 2004, total direct compensation earned by Mr. Ackerman was at the 47th percentile of the compensation packages earned by officers in a peer group of ten energy companies. The companies in that peer group range in size from $0.8 billion in revenues to $7.4 billion in revenues. The median of the peer group is $2.3 billion in revenues.

Policy With Respect to Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

      The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may vote to award compensation, especially to a chief executive officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

GEORGE L. MAZANEC, Chairman
ROBERT T. BRADY
R. DON CASH

Executive Compensation Summary Table

      The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended September 30, 2004 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation

					Awards		Payouts

				Other Annual	Restricted	Securities		All Other
	Fiscal	Base		Compensa-	Stock	Underlying	LTIP	Compensa-
Name and Principal Position	Year	Salary($)	Bonus($)	tion($)(1)	Awards($)(2)	Options	Payouts($)	tion($)(3)

Philip C. Ackerman	2004	780,000	0	0	0	0	1,287,000	181,413
Chief Executive Officer and	2003	780,000	90,000	0	0	0	631,800	169,889
President of the Company	2002	767,500	134,000	0	2,449,500	200,000	480,000	161,743
David F. Smith	2004	425,000	350,000	0	0	0	0	67,770
President of National	2003	425,000	300,000	0	0	0	0	73,176
Fuel Gas Distribution	2002	411,250	250,000	0	0	180,000	0	72,852
Corporation
Dennis J. Seeley	2004	425,000	350,000	0	0	0	0	82,963
President of National	2003	425,000	300,000	0	0	0	0	72,412
Fuel Gas Supply	2002	411,250	250,000	0	0	180,000	0	66,329
Corporation
James A. Beck	2004	425,000	100,000	0	0	0	0	32,294
President of Seneca	2003	425,000	50,000	0	0	0	0	39,937
Resources Corporation	2002	408,923	25,000	0	0	180,000	0	44,846
Ronald J. Tanski	2004	278,500	85,000	0	0	0	0	32,472
Treasurer and Principal	2003	236,625	85,000	0	0	0	0	31,719
Financial Officer	2002	214,250	75,000	0	0	75,000	0	29,857
of the Company

(1)	Excludes perquisites or personal benefits because, for each named executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive’s base salary and bonus, if any, for each fiscal year listed.

(2)	The dollar values shown in the Restricted Stock Awards column are based on the fair market value of the Company’s Common Stock on the date of the restricted stock award. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time and continued employment with the Company.

As of September 30, 2004, the aggregate number of unvested shares of restricted stock held by each named executive officer and the aggregate fair market value of such shares using a closing market price of September 30, 2004 of $28.33 are as follows: for Mr. Ackerman, 76,328 shares ($2,162,372); Mr. Smith, 1,000 shares ($28,330); Mr. Seeley, 1,000 shares ($28,330); Mr. Beck, 16,000 shares ($453,280); and Mr. Tanski, 0 shares. Dividends are paid on all shares of restricted stock.

Mr. Ackerman was awarded 100,000 shares of restricted stock on March 14, 2002 as a long-term incentive. Vesting restrictions have lapsed or will lapse in equal amounts (one-quarter of the awarded shares) on each of the following dates: March 14, 2004, March 14, 2005, March 14, 2006 and March 14, 2007. Should Mr. Ackerman’s employment with the Company and its subsidiaries terminate for any reason (except death) prior to the expiration of any vesting restrictions, the unvested restricted stock shall be forfeited by Mr. Ackerman. In the event of Mr. Ackerman’s death, all restrictions shall lapse on the date of death.

He was also awarded 1,328 shares of restricted stock on December 9, 1999 for performance in fiscal 1999. Vesting restrictions lapse on the first January 15th which occurs after the year in which Mr. Ackerman retires as an officer of the Company. These shares do not vest if both his employment and directorship with the Company and its subsidiaries terminate for any reason prior to the expiration of vesting restrictions, unless such termination is on account of death, disability or retirement.

(3)	In fiscal 2004, the Company paid, contributed or accrued for Messrs. Ackerman, Smith, Seeley, Beck, and Tanski $12,200, $12,200, $12,200, $11,867 and $12,200, respectively, under the Tax-Deferred Savings Plan (the Company’s 401(k) plan); $81,838, $32,908, $32,908, $13,464 and $8,777, respectively, under the Tophat Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $6,164, $816, $2,194, $0 and $1,443, respectively, under a program that passes through to employees the Company’s tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $22,756, $4,482, $10,317, $0 and $8,527, respectively, as above-market interest under the Deferred Compensation Plan (which amount, in the case of Mr. Smith and Mr. Tanski, could be forfeited).

The Company maintains split dollar life insurance arrangements with its named executive officers except for Mr. Tanski. To comply with the Sarbanes-Oxley Act of 2002, the Company stopped paying premiums on those policies. The amounts shown in this column reflect the dollar value of split-dollar benefits to the executive paid in fiscal 2004 with policy dividends ($58,455 for Ackerman, $17,364 for Smith, $25,344 for Seeley, $6,963 for Beck).

The Company also provided to Mr. Tanski in fiscal 2004 group term life insurance coverage and accidental death coverage at an incremental cost to the Company of $1,525, which is included in the amount shown in this column.

Stock Option Grant Table

      No options to purchase shares of Common Stock were awarded during fiscal 2004 to the named executive officers.

Stock Option Exercises and Fiscal Year-End Value Table

      The following table sets forth as to each named executive officer information with respect to stock option and stock appreciation right (SAR) exercises during fiscal 2004 and the number and value of unexercised options and SARs at September 30, 2004. The named executive officers did not exercise any SARs in 2004, and in fact have no SARs.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2004

AND OPTION/SAR VALUES ON SEPTEMBER 30, 2004

	Number of		Number of Securities
	Securities		Underlying Unexercised		Value of Unexercised
	Underlying		Options at		In-the-money Options
	Options/SAR		Fiscal Year-End(#)		at Fiscal Year-End($)(2)
	Exercised	Value Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip C. Ackerman	236,518	2,867,168	2,247,891	66,667	12,627,115	244,335
David F. Smith	19,688	116,224	419,508	60,000	1,775,609	219,900
Dennis J. Seeley	45,901	319,002	390,000	60,000	1,561,538	219,900
James A. Beck	76,480	545,393	344,804	60,000	1,384,629	219,900
Ronald J. Tanski	30,000	340,645	190,000	25,000	976,416	91,625

(1)	Market value of stock at exercise less exercise price or base price.

(2)	Market value of stock at fiscal year-end less exercise price or base price.

Long-Term Incentive Plan Award Table

      The following table sets forth information with respect to long-term incentive plan awards made during fiscal 2004 to the named executive officer pursuant to the At Risk Program.

LONG-TERM INCENTIVE PLAN — AWARDS IN FISCAL 2004

		Estimated Future Payouts Under
		Non-Stock Price-Based Plans(1)
	Performance Period
Name	Until Maturation	Threshold($)	Target($)	Maximum($)

Philip C. Ackerman	2 years ended 9/30/04	0	780,000	1,560,000

(1)	This table describes the sole At Risk Program opportunity which was made to any executive officer in fiscal 2004 based on the rolling two-year average of performance in fiscal 2003 and fiscal 2004. The actual amount awarded and paid for fiscal 2004 under the At Risk Program is shown in the Summary Compensation Table on page 16 in the LTIP Payouts column.

Report on Repricing of Options/SARs

      The Company did not reprice any stock options or SARs in fiscal 2004. Under the 1997 Award and Option Plan, options and SARs cannot be repriced after they have been granted.

Corporate Performance Graph

      The following graph compares the yearly cumulative stockholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (“S&P 500”), and the S&P Midcap Multiutility Index for a period of five years commencing September 30, 1999, and ended September 30, 2004. The S&P Midcap Multiutility Index comprises the cumulative total returns of 11 diversified energy companies, including the Company.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS1

FISCAL YEARS 1999-2004

      1 Assumes $100 invested on September 30, 1999, and reinvestment of dividends.

Source: Bloomberg

Employment Contracts and Termination of Employment and Change-in-Control Agreements

      Messrs. Ackerman, Beck, Smith, Seeley and Tanski entered into Employment Continuation and Noncompetition Agreements with the Company dated December 11, 1998 that are to become effective in the event of a defined change of control of the Company. They preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 1.99 times their respective annual base salaries and annual bonuses prior to termination. Unless an executive elects not to be bound by the Noncompetition part of the agreement, an additional payment of 1.00 times salary and annual bonus prior to termination will be made at the same time. In addition, executives shall receive either continuation of certain employee benefits for three years or the value of such benefits, specifically any “pension, retirement, deferred compensation, savings, medical, dental, health, disability, group life, accidental death and travel accident insurance plans and programs of the Company and its affiliated companies at a level that is commensurate with the Executive’s participation in such plans immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made effective to the Executive or other similarly situated officers at any time thereafter.”

      Mr. Smith entered into a retirement agreement with the Company on September 22, 2003. The agreement is intended to provide Mr. Smith with certain retirement benefits in the event of an actual or constructive termination without cause before March 1, 2011. In such a case, Mr. Smith would receive a retirement benefit based on the percentage of retirement benefits he would receive at March 1, 2011. However, Mr. Smith’s actual earnings and actual years of service at termination would be used in the calculation of his benefit based on the formulas in the Retirement Plan and the Executive Retirement Plan.

      Also, in the event of a defined change in control, these executives shall receive the above-market rate interest on certain deferrals under the Deferred Compensation Plan, which otherwise could have been forfeited. At September 30, 2004, the above-market rate interest account balance for each of the named executive officers were as follows: $196,729 for Mr. Ackerman, $58,876 for Mr. Smith, $0 for Mr. Beck, $90,858 for Mr. Seeley, and $112,010 for Mr. Tanski.

Retirement Benefits

      The following table shows annual 50% joint and survivor life annuity total benefits payable under the Retirement Plan plus the Executive Retirement Plan to eligible officers retiring at the normal retirement age of 65 with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement at an age earlier than 65, would result in different annual benefits to eligible officers.

PENSION PLAN TABLE

	Estimated Annual Retirement Benefits
	For Years Of Benefit Service Credited(1)
Remuneration
(2)(3)	20	25	30	35	40

$350,000	$115,607	$144,509	$173,411	$192,382	$211,353
650,000	218,796	273,495	328,193	364,450	400,707
950,000	321,984	402,480	482,976	536,519	590,061
1,250,000	425,173	531,466	637,759	708,587	779,414
1,550,000	528,361	660,452	792,542	880,655	968,768
1,850,000	631,550	789,438	947,325	1,052,723	1,158,122

(1)	The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 2004 is as follows: Mr. Ackerman, 36 years, 2 months; Mr. Smith, 26 years, 2 months; Mr. Seeley, 39 years, 3 months; Mr. Beck, 15 years, 4 months; Mr. Tanski, 25 years, 6 months.

(2)	Compensation covered for retirement benefit purposes differs from the amounts appearing in the three “annual compensation” columns of the Summary Compensation Table on page 16, because the retirement benefits are based on the average of the “annual cash compensation” (including At Risk Awards, other performance-related lump-sum compensation and certain other restricted stock) payable for the 60 consecutive month period during the last ten years before retiring which produces the highest average. Accordingly, the current compensation covered by the plans (meaning the average “annual cash compensation” for the 60 months ending September 2004) for the above named executive officers was: Mr. Ackerman, $1,439,180; Mr. Smith, $609,250; Mr. Seeley, $605,550; Mr. Beck, $383,799; and Mr. Tanski, $294,800.

(3)	Benefits described in this table reflect a partial offset for Social Security benefits.

      The officers named in the Summary Compensation Table are not participants in any other defined benefit or actuarial plan. They are participants in defined contribution plans which would normally pay out after retirement, namely (i) the Tax Deferred Savings Plan (a 401(k) plan); (ii) the Deferred Compensation Plan (under which those executives and other selected management employees previously deferred part of salary earned in previous years); (iii) the Tophat Plan; and (iv) the Employee Stock Ownership Plan. The Company’s fiscal 2004 contributions to those plans are itemized in footnote 3 to the Summary Compensation Table on p. 17. The officers named in the Summary Compensation Table will also receive other post-retirement benefits (medical, prescription, life insurance) in the same manner as non-union retirees from the Company’s utility subsidiary who were hired before January 1, 2003. Such retirees pay the Company an amount equal to the required active employee contribution for medical and prescription benefits in effect on the date of retirement.

2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      At the 2005 Annual Meeting, stockholders will be asked to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for the Company’s fiscal year ending September 30, 2005 (“fiscal 2005”). If approved by the stockholders, PricewaterhouseCoopers LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2005, as they did for fiscal 2004.

      Representatives of that firm will not be attending this year’s annual meeting. Therefore, no representative will be available to answer questions or make a statement.

      The affirmative vote of a majority of the votes cast with respect to the appointment of the independent registered public accounting firm by the holders of shares of Common Stock entitled to vote is required for the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

      If the necessary votes are not received, or if PricewaterhouseCoopers LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint another independent registered public accounting firm. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

The Board of Directors Recommends a Vote FOR this Appointment.

3.  APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

      The Board of Directors has proposed an amendment to Article EIGHTH of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to revise the provisions relating to shareholder votes on certain actions. The Board of Directors believes that adoption of the amendment is in the best interests of the Company and its stockholders and recommends that the stockholders approve the amendment by voting FOR this proposal. Approval of the amendment requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote.

      The Company’s Certificate of Incorporation currently requires stockholder votes on more events than are required by law, which could put the Company at a disadvantage as compared to its competitors as described below.

      The proposed amendment requires the approval of the SEC under the Public Utility Holding Company Act of 1935, as amended, as well as the approval of stockholders. If the proposed amendment is (1) adopted by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Company’s Common Stock, par value $1.00 per share, entitled to vote at the Company’s Annual Meeting, and (2) approved by the SEC, the proposed amendment will become effective upon the filing of a certificate of amendment with the Treasurer of the State of New Jersey, which is expected to occur shortly after the later of such stockholder and SEC approval. A copy of the proposed amendment is included in this proxy statement as Appendix D and the following description is qualified in its entirety by reference thereto. Appendix E hereto shows how the current Article EIGHTH of the Certificate of Incorporation would change if the amendment is approved by the Company’s stockholders.

      The proposed amendment would conform the Company’s requirements for obtaining shareholder votes on certain actions set forth in Article EIGHTH of the Certificate of Incorporation to the requirements of the New Jersey Business Corporation Act (the “Act”). The actions affected by the amendment are (1) amendments to the Certificate of Incorporation, (2) approval of a plan of merger or consolidation, (3) a sale, lease, exchange or other disposition of all, or substantially all, the assets of the Company otherwise than in the usual and regular course of business, and (4) dissolution. The Act generally requires shareholder approval of these actions. However, for each of these actions, the Act provides one or more exceptions to the requirement of shareholder approval. By contrast, under the Company’s Certificate of Incorporation as currently in effect, only the exceptions relating to amendments to a certificate of incorporation are currently applicable to the Company. The proposed amendment would make the remaining exceptions provided by the Act applicable to the Company as well. Each of the actions affected by the proposed amendment is discussed below.

1.	Amendments to the Certificate of Incorporation

      Article EIGHTH of the Company’s Certificate of Incorporation currently includes among the actions that will be adopted upon receiving shareholder approval “amendments to the Certificate of Incorporation, including restatements, where shareholder approval is required or requested.” As stated above, the Act generally requires shareholder approval of amendments to a certificate of incorporation. The Act provides that shareholder approval is not required, however, for various non-critical amendments, including, but not limited to, amendments which change a company’s registered office or registered agent, and, subject to certain exceptions for circumstances in which the rights and voting power of existing shareholders may be adversely affected, amendments which change a company’s authorized shares in connection with transactions such as share dividends, divisions or combinations. These and other exceptions provided by the Act currently apply to the Company, and the proposed amendment would not change that. The proposed amendment would delete from Article EIGHTH the ambiguous term “or requested,” because it is not clear whether the term refers to requests made by the Board, management, shareholders, or any of them, and no procedures are specified regarding the form or timing of requests.

2.	Plan of Merger or Consolidation

      Article EIGHTH of the Certificate of Incorporation currently provides that “a plan of merger or consolidation” approved by the Board will be adopted upon receiving shareholder approval. The Act also requires shareholder approval of consolidations, in which two or more companies consolidate to form a new company, and of mergers that change the rights of shareholders or materially affect shareholder voting power. The Act and the New York Stock Exchange both permit, however, certain merger transactions to proceed without the approval of shareholders of the surviving corporation, as described below.

      The Act provides that the approval of the shareholders of a surviving corporation in a merger is not required to authorize the merger (unless its certificate of incorporation otherwise provides) if the following four conditions are met: (1) the plan of merger does not make an amendment of the certificate of incorporation of the surviving corporation which is required by the provisions of the Act to be approved by the shareholders, (2) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after, (3) the number of voting shares outstanding immediately after merger, plus the number of voting shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting shares of the surviving corporation outstanding immediately before the merger, and (4) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of participating shares of the surviving corporation outstanding immediately before merger. As used here, “voting shares” means shares that entitle their holders to vote unconditionally in elections of directors, and “participating shares” means shares that entitle their holders to participate without limitation in distributions. The proposed amendment would make this exception applicable to the Company.

      Accordingly, if the Amendment is approved, shareholder approval would not be required under the Act for a merger in which the Company is the surviving corporation if (1) no change is made to the Company’s Certificate in connection with the merger, (2) each existing shareholder of the Company holds the same number of shares of Company Common Stock, with the same designations, preferences, limitations and rights, after the merger as he or she held before the merger, and (3) the additional number of shares, if any, of Company Common Stock (which has full voting and participation rights) issued in connection with the merger is not greater than 40% of the number of shares outstanding prior to the merger. Note, however, that while the Act would permit the issuance of up to 40% of the number of shares outstanding prior to the merger without shareholder approval, the New York Stock Exchange sets a lower threshold (20%) for the requirement of approval by the Company’s shareholders, as described below.

      The Act also provides an exception to the requirement of shareholder approval for mergers by a New Jersey corporation with or into a single indirect wholly-owned subsidiary corporation, provided certain conditions are met. Such mergers are essentially corporate reorganizations designed to create a holding company structure. The Company is already a holding company and has no present plans, agreements or commitments to enter into a reorganization transaction.

      The amendment would not change the applicability to the Company of the requirements of the New York Stock Exchange regarding shareholder votes. For example, the New York Stock Exchange currently requires shareholder approval prior to the issuance of common stock in a merger transaction if (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock, or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. Thus, the Company would be required to obtain shareholder approval of a merger with respect to which it is the surviving corporation and the conditions of the Act set forth above are met, but the number of shares to be issued by the Company equals or exceeds 20% of the number of shares outstanding before the merger. Note also that the amendment would not change Article FIFTH of the Certificate of Incorporation, which requires, among other things, shareholder approval of any merger, consolidation or share exchange of the Company with or into any entity that owns 5% or more of the outstanding Common Stock of the Company.

      Approval of the amendment could make the Company more attractive as a bidder in acquisition scenarios where shareholder approval is not otherwise required by the Certificate of Incorporation, the Act or the New York Stock Exchange. This is particularly the case where one or more of the parties wish to consummate a transaction quickly. Approval of the amendment would also eliminate the cost of soliciting shareholder approval where such approval is not otherwise required.

      As part of the normal course of its business, the Company evaluates acquisition opportunities from time to time. The Company has no present agreements or commitments to enter into any acquisition transactions.

3.	Sale of Substantially All Assets

      The third action for which shareholder approval is required under Article EIGHTH of the Company’s Certificate of Incorporation is “a sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business.” The Company’s shareholders will continue to have the right to vote on the sale of substantially all the Company’s assets to a third party. However, the Act provides that a parent corporation may transfer, without shareholder approval, any or all of its assets to any corporation all of the outstanding shares of which are owned, directly or indirectly, by the parent corporation, unless the parent corporation’s certificate of incorporation otherwise requires. The proposed amendment would permit the Company to transfer all or substantially all of its assets to any wholly owned subsidiary corporation of the Company, without shareholder approval. The Company has no present plans, agreements or commitments to transfer any significant portion of its assets to any other corporation.

4.	Dissolution

      The fourth action for which shareholder approval is required under Article EIGHTH of the Company’s Certificate of Incorporation is dissolution of the Company. The Act provides, however, that a corporate officer may dissolve a corporation without shareholder approval in the following circumstances: (1) the corporation has no assets, (2) the corporation has ceased doing business and does not intend to recommence doing business, (3) the corporation has not made any distributions of cash or property to its shareholders within the last 24 months and does not intend to make any distribution following its dissolution, and (4) the officer has given 30 days prior written notice of his intention to dissolve the corporation by mail or personal service to all known directors and shareholders at their last known address and no director or shareholder has objected to the proposed dissolution. The proposed amendment would permit an officer of the Company to dissolve the Company without shareholder approval in these limited circumstances.

The Board of Directors Recommends a Vote FOR the above proposal.

4.  SHAREHOLDER PROPOSAL

      A shareholder (the “Proponent”) has indicated that he or she will present the proposal set forth below for consideration by the shareholders at the Annual Meeting. The name, address and stock ownership of the Proponent will be provided by the Company’s Secretary to any shareholder promptly upon receipt of any oral or written request. The affirmative vote of a majority of the votes cast on this proposal by the holders of Common Stock entitled to vote is required to adopt this proposal.

      “The stockholders recommend that the Board limit all future Company benefits for executive officers so that no executive officers receive annual retirement benefits exceeding the lesser of (1) $900,000, or (2) 1.5% times years of service (up to 40) times their 5 year final average base salary (i.e., 60% maximum base salary replacement). These ceilings are in the form of a single life annuity commencing at age 65; the ceilings shall be actuarially reduced if other forms of benefits are chosen or benefits commence earlier. These changes shall apply prospectively.

      The Company must limit executive officers’ future retirement benefits for these reasons:

      (1) Bernard Kennedy, recently retired CEO, initially received retirement benefits equal to approximately $2,347,000 per year, or approximately 275% of his 5-year final average base salary. Then, the Board permitted Kennedy to convert some of that $2,347,000 per year to a $23,000,000 lump sum payment, which the Company paid in January 2004. Kennedy was 72 then. This payment reduced Company earnings considerably.

      (2) The current CEO, Philip Ackerman, is 60. I fear that, without my proposal, Ackerman’s annual retirement benefits will also exceed $2 million, that he will be permitted to convert part of those benefits to a lump sum of $20 — $50 million, and that Company earnings and cash flow will be slashed. The Company cannot afford this possibility.

      (3) Benefits for executive officers are otherwise excessive because the Company has lavish savings plans that annually provide executive officers up to an additional 6% of pay.

      (4) Yet other companies are reducing retirement benefits for their executive officers and others. See Business Week, July 19, 2004, and its cover story: “The Benefits Trap”. Others recognize that rich benefits must be reduced before they irrevocably damage employers.

      (5) The Company recently disclosed it cannot afford its current largesse. At pages 84-86 of its 2003 Annual Report, the Company indicates that retirement plan benefits and other post-retirement benefits (e.g., executive retirement plan and retiree medical benefits) are $504 million underfunded (approximately $6.10 per share)! And this deficit was computed before Kennedy received $23 million from the Company!

      It is foolish to continue lavish retirement benefits for executive officers when current obligations are hugely underfunded, and when benefits are excessive.

      In the long run, my Proposal will save the Company tens of millions of dollars. Since the Company’s retirement plan and other post-retirement benefit obligations total almost $1.2 billion, and $23 million was paid to Kennedy in 2004, this is obvious.

      The Board has had years to address these problems, yet costs and deficits have ballooned. Its conduct in promising benefits while causing them to be only 57% funded, leaving a

$504 million deficit, is highly imprudent. The Board has been foolish and reckless, and stockholders must act.

      Therefore, stockholders should approve my proposal.”

Statement of the Board in Opposition to the Shareholder Proposal

      Your Board of Directors recommends that you vote “AGAINST” this proposal. The proposal is unnecessary, unwise and is motivated by the personal grievances of the Proponent, who is the life companion of a disgruntled ex-employee who has repeatedly submitted similar proposals. This proposal is part of that ex-employee’s long-running vendetta against the Company and certain of its officers. In the course of that campaign, that ex-employee has violated numerous court orders, for which various judges have found him guilty of more than 80 counts of civil contempt of court and 35 counts of criminal contempt. Nevertheless, the rules of the SEC require us to include the Proponent’s proposal and supporting statement.

      In compliance with SEC requirements, the estimated annual pension benefits available to the Company’s executive officers are described on p. 20 under the heading “Retirement Benefits.” The annual pension benefit earned by an officer under the Retirement Plan and the Executive Retirement Plan depends primarily upon (1) the officer’s years of service with the Company, and (2) the officer’s compensation during the officer’s last five years with the Company, all as shown in more detail under that heading. The Pension Plan Table appearing under that heading displays the estimated annual pension benefits under those two plans for various combinations of years of service and compensation. Footnotes to the Pension Plan Table disclose the current levels of covered compensation and the years of service to date for the Company’s five most highly compensated officers.

      The Company believes that the pension benefits it has committed to provide to its officers are entirely appropriate, especially as compared to other companies that have been in the news as referred to by the Proponent. The Proponent’s claims about the retirement benefits Mr. Ackerman will receive are greatly overstated.

      The Proponent’s reference to “lavish savings plans” providing for executive officers to receive “up to an additional 6% of pay” appears to be a reference to the Company’s 401(k) plan available to virtually all management employees of the Company’s U.S. subsidiaries, under which the Company matches the employee’s contributions to his/her 401(k) account up to a percentage of salary that tops out at 6% for the longest tenured management employees.

      The Proponent also claims support for his proposal from the “underfunded” amount of “retirement plan benefits and other post-retirement benefits (e.g., executive retirement plan and retiree medical benefits)” totaling $504 million as of September 30, 2003. First, that $504 million from fiscal year-end 2003 has been reduced to about $313 million at fiscal year-end 2004,. This represents the unfunded portion of the total liability for all current and future participants (including surviving spouses) in the Company’s pension plans and other post-retirement benefit plans. At September 30, 2004, there were a total of 4,294 such participants (1,852 active employees and 2,442 retirees or surviving spouses).

      More importantly, the Proponent is mixing apples and oranges — most of that $504 million at fiscal year-end 2003 related to retiree health care and life insurance benefits known as “Other Post-Retirement Benefits” owed to eligible (based on employing subsidiary and date of hire) participants in the Retirement Plan, including management and union, active and retired employees. These Other Post-Retirement Benefits have nothing to do with any special executive retirement benefits. The Executive Retirement Plan provides no medical benefits to officers.

      Contrary to the Proponent’s asserted beliefs and fears, your Board of Directors is acting prudently, establishing reasonable and competitive retirement packages for its officers, and setting aside assets which it is confident will be sufficient to satisfy the Company’s obligations to all its retirees and their spouses. We urge you to reject the Proponent’s proposal.

The Board of Directors recommends a vote “AGAINST” this proposal.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and/or written representations that no Form 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than 10% beneficial owners were compiled with during fiscal 2004, except as described below.

      On September 3, 2004, director Rolland E. Kidder sold 1500 shares of Company stock. Mr. Kidder had informed the appropriate Company employees of his intention to do so, and instructed them to file the appropriate forms reporting the sale using powers of attorney previously granted. On Mr. Kidder’s behalf, Company employees timely filed at the SEC on September 3, 2004 a Form 144 Notice of Proposed Sale of Securities publicly reporting the proposed sale for purposes of the Securities Act of 1933. However, in the press of unusually heavy activity processing stock option exercises and filing related reports driven by the Company’s stock price reaching a 52-week high that week, Company employees inadvertently failed to file a Form 4 for Mr. Kidder reporting this sale until October 5, 2004.

CODE OF ETHICS

      Pursuant to SEC Regulations, the Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal accounting officer, controller, other officers and employees designed to deter wrongdoing and to promote honest and ethical conduct. The text of the code of ethics can be viewed by going to the Company’s website www.nationalfuelgas.com. Upon request, the Company will provide to any person without charge a copy of the code of ethics. Requests must be made to the Secretary at the principal offices of the Company.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

      Only one copy of the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders and one copy of the Company’s Annual Report and Form 10-K for the 2004 fiscal year are being delivered to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate proxy card and a separate notice of the meeting of stockholders are being included for each account at the shared address.

      Registered stockholders who share an address and would like to receive a separate annual report to stockholders and/or a separate proxy statement for the 2005 Annual Meeting or in the future, or have questions regarding the householding process, may contact the Company’s transfer agent The Bank of New York, by calling 1-800-648-8166 or by forwarding a written request addressed to The Bank of New York, 101 Barclay St., 11 East, New York, NY 10286. Promptly upon request, additional copies of the Company’s Annual Report and Form 10-K for the 2004 fiscal year and/or a separate Proxy Statement for the 2005 Annual Meeting will be sent. By contacting Bank of New York, registered stockholders sharing an address can also request delivery of a single copy of annual reports to stockholders or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

      Many brokerage firms and other holders of record have also instituted householding. If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Proxy Statement or our Annual Report to Stockholders for fiscal 2004 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER BUSINESS

      The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, or any adjournment thereof, the Proxies will vote in regard thereto according to their discretion.

PROPOSALS OF SECURITY HOLDERS

      Proposals that security holders intend to present at the 2006 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 8, 2005, in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Notice of a shareholder proposal submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act, for consideration at the 2006 Annual Meeting of Stockholders, shall be considered untimely unless received by the Secretary at the Company’s principal office no later than September 20, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

ANNA MARIE CELLINO
Secretary

January 6, 2005

APPENDIX A TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

Amended December 9, 2004

      The business of National Fuel Gas Company (the “Company”) is conducted by its employees, managers and officers, under the oversight of the Board of Directors (the “Board”), in order to serve the long-term interests of its shareholders. The Board and management recognize that the long-term interests of shareholders are served by considering the interests of customers, employees and the communities in which the Company operates. In addition, the Board requires directors, officers and employees to comply with all legal and regulatory requirements and to adhere to the highest ethical standards in the performance of their duties.

      To help discharge its responsibilities, the Board has adopted the following guidelines on corporate governance matters.

1.	Size of the Board

      The Board shall consist of a number of directors, not less than seven nor more than eleven, as determined by a majority vote of the full Board.

2.	Independent Directors

      A majority of the Board must qualify as independent directors under the listing standards of the New York Stock Exchange (NYSE). The Board will annually review the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established Director Independence Guidelines for purposes of this review. All determinations of director independence will be disclosed in the Company’s annual proxy statement.

3.	Director Qualifications

      The Board, with input from the Nominating/ Corporate Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

      The Nominating/ Corporate Governance Committee is responsible for periodically reviewing these qualification guidelines and recommending modifications, as appropriate. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

      Directors are expected to carry out the functions of the Board in a professional and diligent manner, and to spend the time and effort necessary to properly discharge such responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate Committee in advance of such meeting. A director is also expected to review provided materials in advance of a meeting.

4.	Selection of New Directors

      The Board is responsible for selecting its members and nominating them for election by the stockholders and for filling vacancies on the Board. The Nominating/ Corporate Governance

Committee will recommend to the Board nominees for election, including, as appropriate, incumbent directors for re-election.

      The Nominating/ Corporate Governance Committee is not obligated to consider candidates recommended by stockholders for nomination to the Board. Stockholders may propose candidates for consideration in accordance with the Process for Identifying and Evaluating Nominees for Director included as Exhibit B.

      In selecting individuals for nomination, the Committee will seek the input of the Chairman of the Board and Chief Executive Officer and will evaluate candidates using the qualification guidelines included as Exhibit A and the Process for Identifying and Evaluating Nominees for Director included as Exhibit B, as they may be supplemented from time to time. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Nominating/ Corporate Governance Committee will extend the invitation to join the Board on the Board’s behalf.

5.	Term Limits

      The Board does not believe it should limit the number of terms for which an individual may serve as a director. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who have developed an insight into the Company. This insight and continuity of directors is an advantage, not a disadvantage. As an alternative to term limits, the Nominating/ Corporate Governance Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to assure that the director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of directors that the Board proposes for election by stockholders each year, the Nominating/ Corporate Governance Committee will consider re-nominated directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas.

      Subject to paragraph 7, a director shall normally serve on the Board for a three-year term, except that a director appointed to fill a vacancy shall stand for election at the next annual meeting of shareholders.

6.	Change in Professional Responsibilities

      It is the view of the Board that each director who experiences a change in his or her business or professional affiliation or responsibilities should bring this change to the attention of the Board and should offer to resign. The Board does not believe that each director who retires or has a change in position or responsibilities should necessarily leave the Board. The Nominating/ Corporate Governance Committee will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

      This same guideline applies to any inside directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position.

7.	Retirement Age

      As a general rule, directors shall retire not later than the date of the annual meeting of shareholders following the date of their 70th birthday.

8.	Board Leadership

A.	Chairman of the Board and Chief Executive Officer

      1. The Chairman of the Board, who may also be the Chief Executive Officer, shall be a director and preside at all meetings of the Board and meetings of the shareholders. The Chairman of the Board is chosen on an annual basis by at least a majority vote of the remaining directors.

      2. The Chief Executive Officer, who may also be the Chairman of the Board, shall be appointed by the Board and serve at the pleasure of the Board.

B.	Succession Planning and Leadership Development

      Each year, the Chief Executive Officer will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to evaluate potential successors to the Chief Executive Officer. When the Compensation Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. The Committee and the Board will also review succession candidates for executive officers other than the Chief Executive Officer and other senior managers as it deems appropriate.

9.	Board Committees

A.	Number of Committees

      Currently there are four Committees: Executive, Audit, Compensation and Nominating/ Corporate Governance. The Board believes the current Committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

B.	Assignment of Committee Members

      The Board appoints members of the Committees on an annual basis. Vacancies in the Committees will be filled by the Board. In making assignments to the Committees, only Independent Directors may serve on the Audit Committee, the Compensation Committee, or the Nominating/ Corporate Governance Committee, and at least one member of the Audit Committee must have accounting or financial management experience, as defined by the U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than three other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

      The Board will take into account tenure on a Committee and give consideration to rotating Committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

C.	Committee Charters and Authority

      The Audit Committee, Compensation Committee and Nominating/ Corporate Governance Committee, each have a written charter, which has been approved by the Board. Each charter delegates certain responsibilities to the respective Committee.

      The Executive Committee may exercise Board authority with respect to matters other than those for which action of the full Board is required under applicable law.

      Unless delegated to one of the Committees either in the Charter, the Bylaws or a resolution of the Board, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters may be changed from time to time by approval of the Board.

10.	Board Meetings

A.	Number of Meetings

      The Board has at least four scheduled meetings per year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company.

B.	Agenda Items

      The Chairman of the Board and the Chief Executive Officer shall establish the agenda for Board meetings. Any director may request inclusion of an item on the agenda. The Chairman of the Board shall preside over Board meetings.

C.	Distribution of Board Materials in Advance

      Materials for review, discussion and/or action of the Board should be distributed to Board members in advance of meetings whenever practicable.

D.	Non-Management Director Meetings

      The non-management directors will meet at regularly scheduled executive sessions without management. The Audit Committee Chair, Nominating/ Corporate Governance Committee Chair and Compensation Committee Chair may call the non-management directors to additional sessions without management.

11.	Board Performance Evaluation

      The Board and each Committee will perform an annual self-evaluation. Each year the directors will provide assessments of the effectiveness of the Board and the Committees on which they serve. These evaluations will be submitted to the Nominating/ Corporate Governance Committee which will review them and determine if any additional evaluation is necessary. If the Nominating/ Corporate Governance Committee determines that additional evaluation is necessary, it may elect to have such evaluation performed internally, or by an independent corporate governance expert. The Nominating/ Corporate Governance Committee will report all evaluation results to the Board and make recommendations for areas which, in its judgment, require improvement.

12.	Board Compensation

      The Board has sought and received shareholder approval of the current form of director compensation. The Board’s compensation philosophy is that directors (other than those who are also salaried officers of the Company or any of its subsidiaries) are entitled to receive reasonable compensation for their services and reimbursement for certain expenses, as may be determined by the Board. The Compensation Committee shall have the responsibility for recommending to the Board changes in compensation levels for non-employee directors. In discharging this duty, the Committee shall be guided by four general principles: compensation should fairly pay directors for work required; compensation should attract and retain highly qualified candidates for Board membership; compensation should align directors’ interests with the long-term interests of shareholders; and compensation should be transparent and as simple as possible within the limitations of tax and legal considerations.

      Reasonable compensation also may be paid to any person (other than a salaried officer or employee of the Company or any of its subsidiaries) formally requested by the Board to attend a meeting.

13.	Board Access to Company Management and Employees

      Board members will have access to all Company management. Independent Board members may consult with managers without senior corporate management present. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered and to introduce managers with significant potential.

14.	Access to Independent Advisors

      The Board shall have the power at any time to retain independent outside financial, legal or other advisors, at the Company’s expense.

15.	Director Contact with the Company’s Constituencies

      Except as otherwise required by NYSE listing standards or applicable law, communications with parties external to the Company (including but not limited to shareholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Company. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

16.	Director Orientation and Continuing Education

      All directors, upon their initial appointment to the Board, shall attend an educational session, thereby enabling them to better perform their duties and recognize and deal with various issues that may arise during their tenure as directors. Subsequently, the directors shall attend ongoing educational programs related to their Board service as the Board deems appropriate.

17.	Amendment and Interpretation

      These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or the Company’s Certificate of Incorporation or Bylaws or any Committee Charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board.

EXHIBIT A

TO
NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

DIRECTOR QUALIFICATION GUIDELINES

      The Board of Directors in considering qualifications of directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

      1. Strong management experience, ideally with major public companies.

      2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: the natural gas industry, information technology businesses, manufacturing, international, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching.

      3. Desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

      4. Independence, as defined by the Board.

      5. Diversity of perspectives brought to the Board by individual members.

      6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets and leadership.

      7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

      8. Additional characteristics, such as:

a.)	willingness to commit the time required to fully discharge their responsibilities to the Board, including the time to prepare the Board and Committee meetings by reviewing the material supplied before each meeting;

b.)	commitment to attend a minimum of 75% of meetings;

c.)	ability and willingness to represent the stockholders’ long and short-term interests;

d.)	awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e.)	willingness to advance their opinions, but once a decision is made by a majority of the Board, a willingness to support the majority decision assuming questions of ethics or propriety are not involved.

      9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

      10. In order to qualify for election as a director, a nominee must be a shareholder of the Company.

EXHIBIT B

TO
NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

Process for Identifying and Evaluating Nominees for Director

      1. The Nominating/ Corporate Governance Committee (the Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

      2. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

      3. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will consider the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

      4. The Board will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will —

(a)	consider if the director continues to satisfy the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines;

(b)	review any prior assessments of the performance of the director during the preceding term made by the Committee; and

(c)	determine whether there exist any special, countervailing considerations against re-nomination of the director.

      5. If the Committee determines that:

(a)	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term; and

(b)	there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re- nominated,

the Committee will, absent special circumstances, propose the incumbent director for re-nomination.

      6. The Committee will identify and evaluate new candidates for election to the Board, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or the desire of the directors to expand the size of the Board.

      7. The Committee will accept recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If such a firm is engaged, the Committee shall set its fees and the scope of its engagement.

      8. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

(a)	cause to be assembled information concerning the background and qualifications of the candidate;

(b)	determine if the candidate satisfies the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines; if so, then

(c)	consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

      9. The Committee shall solicit the views of the Chief Executive Officer and the Chairman of the Board, and the views of such other persons as the committee deems appropriate, regarding the qualifications and suitability of candidates to be nominated as directors.

      10. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

      11. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is suited for membership on the Board. The Committee will then recommend to the Board that the candidate be nominated. The Board would then, if it chooses, nominate the candidate by a resolution adopted by the Board at a meeting or by unanimous written consent.

      12. Stockholders may propose candidates for consideration by the Committee by communication directed to the Company’s Secretary at its principal office, received no later than 165 days before the scheduled date of the next annual meeting pursuant to the Company’s bylaws, which communication must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under applicable SEC regulations, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. In making its selection, the Committee will evaluate candidates proposed by stockholders owning at least two percent (2%) of the Company’s outstanding common stock, under criteria similar to the evaluation of other candidates. The Committee shall have no obligation whatsoever to consider other unsolicited recommendations received from stockholders proposing candidates for the Board. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group on the equity of the Company, and the candidate’s relationship to that stockholder or group, in order to determine whether the candidate can effectively represent the interests of all stockholders. The Committee may also consider the extent to which the recommending stockholder or group intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

APPENDIX B TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY

DIRECTOR INDEPENDENCE GUIDELINES

      The following Director Independence Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of National Fuel Gas Company (“National Fuel”) to assist the Board in the exercise of its responsibilities to National Fuel and its shareholders. The Guidelines should be interpreted in the context of all applicable laws and National Fuel’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

      1. Effectiveness. The Guidelines will become effective on January 1, 2004.

      2. Implementation. The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), as applicable.

      3. Independence of at Least a Majority of the Board. The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC.

      4. Absence of a Material Relationship. In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with National Fuel or any subsidiary in a consolidated group with National Fuel (together, the “Company”). When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

      5. Cooling-Off Period. A director will not be considered independent if, within the preceding three years:

(i)	the director was employed by the Company;

(ii)	an immediate family member of the director was employed by the Company as an executive officer;

(iii)	the director or an immediate family member of the director received during any twelve-month period more than $100,000 in compensation from the Company (excluding (A) director and committee fees, (B) pension and other deferred compensation for prior service and (C) compensation received by such immediate family member for service as a non-executive employee of the Company);

(iv)	the director (A) is a current partner or employee of a firm that is the present auditor of the Company or (B) was a partner or employee of such firm and worked on the Company’s audit;

(v)	an immediate family member of the director (A) is a current employee of a firm that is the present auditor of the Company and participates in such firm’s audit, assurance or tax compliance practice or (B) was a partner or employee of such firm and worked on the Company’s audit;

(vi)	a present Company executive officer served on the compensation committee of an entity which employed the director or an immediate family member of the director as an executive officer (the three year cooling-off period shall apply to both service and employment); or

(vii)	a director who is an employee, or whose immediate family member is an executive officer, of an entity (excluding any charitable organization) that makes annual payments to, or receives annual payments from, the Company for property or services in excess of the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues.

      6. Categorical Standards. Provided that the independence criteria set forth in Paragraph 5 above are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i)	the director is a member, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that makes annual payments to or receives annual payments from the Company for property or services in an amount less than the greater of (A) $1 million, or (B) 2% of the other’s consolidated gross revenues for its last completed fiscal year;

(ii)	the director is an executive officer, trustee or director of an entity, and the Company’s discretionary charitable contributions to that entity are less than 5% of that entity’s total annual charitable receipts for its last completed fiscal year; and

(iii)	the director is an executive officer of an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 5% of its own total consolidated assets, measured as of the last fiscal year-end.

      For purposes of the Guidelines:

“immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

      For purposes of the Categorical Standards:

(i)	The calculation of payments to and from the Company may exclude: (A) payments determined by competitive bid or authorized by, or in conformity with, law or governmental authority and (B) payments arising solely from the ownership of securities of the Company with no benefit being received that is not shared on a pro rata basis by all holders of the class of securities.

(ii)	The calculation of indebtedness owed to or by the Company may exclude: (A) debt securities publicly offered, traded on a national exchange or quoted on an automated quotation system of a registered securities association and (B) trade debt subject to usual terms.

      7. Relationships and Transactions Not Covered by the Categorical Standards. Any determination by the Board that a director who has a business or other relationship that is not covered by the Categorical Standards set forth in Paragraph 6 above is independent, will be disclosed by National Fuel in its annual proxy statement, together with the basis for such determination.

      8. Affirmative Obligation of Directors. Each director has an affirmative obligation to inform the Board of any material change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

      9. Disclosure by the Company. The Board will cause National Fuel to disclose the following in its annual proxy statement:

(i)	the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii)	the identity of the independent directors and the basis for the affirmative determinations of the Board regarding the independence of each director;

(iii)	a specific explanation of any determination by the Board that a director is independent notwithstanding that the director does not meet the categorical standards set forth in the Guidelines; and

(iv)	charitable contributions by the Company to an entity that employs a director of the Company as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues.

APPENDIX C TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY

REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

I.	Purpose

      National Fuel Gas Company (“Company”) has a longstanding commitment to comply with federal and state securities laws and regulations, accounting standards, accounting controls and audit practices. In furtherance of this commitment, the Audit Committee of the Company’s Board of Directors has established these Reporting Procedures for Accounting and Auditing Matters (“Procedures”), which provide for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

II.	Scope

      These Procedures apply to all employees of all divisions and subsidiaries of the Company.

III.	Procedures

      A. Making a Report of Accounting and Auditing Matters

1.	An employee with a concern or complaint regarding accounting, internal accounting controls, or auditing matters (collectively “Accounting and Auditing Matters”) may report such concerns, on a confidential and anonymous basis if the employee so desires, as follows:

a.	Via the Company’s dedicated toll-free hotline (1-800-605-1338) operated by a third party service company; or

b.	In writing in a sealed envelope addressed to the Chairman of the Audit Committee, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221. The sealed envelope should be labeled with a legend such as: “Submitted pursuant to the Reporting Procedures for Accounting and Auditing Matters.”

2.	A sufficiently detailed description of the factual basis for the report should be given in order to allow appropriate investigation into the matter.

      B. Treatment of Reports

1.	All reports will be forwarded to the Chairman of Audit Committee, the Chief Auditor, and General Counsel.

2.	Upon receipt of a report, the Chief Auditor will determine whether the complaint pertains to Accounting and Auditing Matters. If the report does not pertain to Accounting and Auditing Matters, the Chief Auditor and General Counsel will decide together on the appropriate disposition.

3.	Reports relating to Accounting and Auditing Matters will be promptly investigated by the Chief Auditor under the Audit Committee’s direction and oversight, and may involve the assistance of other Company resources as needed. To the fullest extent possible, such investigations and reports will be kept confidential.

4.	If the results of an investigation indicate that corrective action is required, the Audit Committee will decide what steps should be taken to rectify the problem and reduce the likelihood of recurrence, and may also recommend appropriate discipline.

5.	No person making a report under these Procedures shall be subject to retaliation because of making a good faith report. In addition, any employee of the Company responsible for retaliating against individuals who in good faith report concerns regarding Accounting and Auditing Matters will be subject to disciplinary action, up to and including termination. Any employee making a bad faith report, including a

C-1

report made for the purpose of harassing or maliciously injuring the subject of the report, will be subject to disciplinary action, up to and including termination.

      C. Retention of Reports and Investigation Documents

The Chief Auditor will maintain, in accordance with the Company’s document retention policy, a complete record of all reports received (including those determined not to pertain to Accounting and Auditing Matters), all records associated with reports of Accounting and Auditing Matters, the treatment of reports of Accounting and Auditing Matters under these Procedures, and the ultimate disposition of Accounting and Auditing Matters reports. In addition, the Chief Auditor shall prepare an update on the status of (i) all reports of Accounting and Auditing Matters under investigation, and (ii) those reports of Accounting and Auditing Matters whose investigation has been concluded since the previous status update. Status updates shall be provided on a monthly basis for the Chairman of the Audit Committee and shall be provided on a quarterly basis for the entire Audit Committee.

IV.	Administration of Procedures

      The Audit Committee is the issuer and owner of these Procedures. These Procedures shall be subject to periodic review and revision by the Audit Committee as necessary or appropriate. The Audit Committee, in consultation with the Company’s Chief Auditor, shall have the authority to make any interpretations regarding the operation of these Procedures.

C-2

APPENDIX D TO PROXY STATEMENT

      Article EIGHTH of the Restated Certificate of Incorporation or National Fuel Gas Company is hereby amended in its entirety to read as follows:

ARTICLE EIGHTH

Required Vote on Certain Actions

The following actions approved by the Board of Directors shall, if shareholder approval is required by the New Jersey Business Corporation Act, be adopted upon receiving the affirmative vote of a majority of votes cast by the holders of shares of the corporation entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, a majority of the votes cast in each such class vote:

(1) amendments to the Certificate of Incorporation (including restatements);

(2) a plan of merger or consolidation;

(3) a sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business; and

(4) dissolution.

Notwithstanding any other provision hereof or the By-Laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of this corporation), the approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of shares of Preferred Stock, the approval of a majority of the entire Board of Directors shall be required before any proposal to amend, alter, change, repeal or adopt any provision inconsistent with Article FIFTH, Article SIXTH or this paragraph of Article EIGHTH of this Certificate of Incorporation, may be submitted to a vote at a meeting of stockholders.

D-1

APPENDIX E TO PROXY STATEMENT

      Changes to Article EIGHTH of the Restated Certificate of Incorporation of National Fuel Gas Company

underlined language to be added, [language in brackets] to be deleted

ARTICLE EIGHTH

Required Vote on Certain Actions

The following actions approved by the Board of Directors shall, if shareholder approval is required by the New Jersey Business Corporation Act, be adopted upon receiving the affirmative vote of a majority of votes cast by the holders of shares of the corporation entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, a majority of the votes cast in each such class vote:

(1) amendments to the Certificate of Incorporation[,] (including restatements) [, where shareholder approval is required or requested];

(2) a plan of merger or consolidation;

(3) a sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business; and

(4) dissolution.

Notwithstanding any other provision hereof or the By-Laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of this corporation), the approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of shares of Preferred Stock, the approval of a majority of the entire Board of Directors shall be required before any proposal to amend, alter, change, repeal or adopt any provision inconsistent with Article FIFTH, Article SIXTH or this paragraph of Article EIGHTH of this Certificate of Incorporation, may be submitted to a vote at a meeting of stockholders.

E-1

[NATIONAL FUEL LOGO]              YOUR VOTE IS IMPORTANT
                                    VOTE BY TELEPHONE
                                24 HOURS A DAY, 7 DAYS A WEEK

          TELEPHONE                           MAIL
          ---------                           ----
- Call toll free 1-866-242-0588                - Mark, sign and date your
  in the United States or Canada                  proxy card.
  anytime on a touch tone               OR     - Detach your proxy card.
  telephone.                                   - Return your proxy card in the
- There is no charge to you                      postage-paid envelope provided.
  for the call.
- Have your proxy card ready.
- Follow the simple instructions
  provided by the recorded message

Your telephone vote authorizes the proxy holders named in the proxy to vote your shares in the manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone there is no need for you to mail back your proxy card.

          - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE -

                [x]
         Votes MUST be indicated
        (x) in Black or Blue Ink.

The Board of Directors recommends a vote FOR items 1, 2 and 3. To vote in accordance with the Board's recommendations, just sign below; no boxes need to be checked.

Items 1. Election of Directors - for three year terms which
         expire in 2008 or two year term which expires 2007, as indicated.

      FOR   [ ]       WITHHOLD [ ]      EXCEPTIONS  [ ]

Nominees: 01 - Robert T. Brady, 3 years 02 - Rolland E. Kidder, 3 years
          03 - Richard G. Reiten, 2 years 04 - Craig G. Matthews, 2 years

(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions ______________________________________________________________

THIS PROXY (OR VOTING INSTRUCTIONS, IN THE CASE OF PLAN SHARES) WHEN PROPERLY
EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of The
Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be retuned for your shares to be voted at the Meeting in accordance with your instructions if you do not plan to attend the Meeting and vote in person. Please indicate any change in address.

                                                     FOR     AGAINST    ABSTAIN

Items 2. Appointment of an independent registered    [ ]       [ ]        [ ]
         public accounting firm.

Items 3. Approval of amendments to the Company's     [ ]       [ ]        [ ]
         Restated Certificate of Incorporation.

The Board of Directors recommends a vote AGAINST item 4. To vote in accordance with the Board's recommendations, just sign below; no boxes need to be checked.

Items 4. Adoption of, if presented at the Meeting,
         a shareholder proposal.                     [ ]       [ ]        [ ]

        SEE THE REVERSE SIDE OF THIS CARD FOR IMPORTANT OTHER PROVISIONS

                              S C A N   L I N E

      Please sign exactly as the name appears on this proxy card. Joint owners should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

-------------------------------         -------------------------------
Date     Share Owner sign here          Co-Owner sign here

Employee Benefit Plans. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plans and the
National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustee of those plans as to the voting of such shares.

Trustee's Authorization. The undersigned on the reverse side of this card authorizes and instructs Vanguard Fiduciary Trust Company as Trustee of the
National Fuel Gas Company Tax Deferred Savings Plans and the National Fuel Gas
Company Employee Stock Ownership Plans to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side. All shares of Company stock for which the Trustee has not received timely directions shall be voted or exercised by the Trustee in the same proportion as the shares of Company Stock for which the trustee received timely directions. You may revoke your instructions by notice to the Trustee as described on the first page of the enclosed Proxy Statement.

This proxy, when properly executed, will be voted as directed by the stockholder. See below for important provisions and additional instructions.

Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items, you are instructing the Trustee and granting the Proxies discretion to vote
FOR items 1, 2 and 3 and AGAINST item 4.

THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE VOTE BY TELEPHONE, OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                         PROXY- NATIONAL FUEL GAS COMPANY

             Proxy/Voting Instruction Card Solicited by the Board of
                   Directors for Use at the Annual Meeting of
                         Stockholders, February 17, 2005
     Place: The Woodlands Resort & Conference Center, 2301 N. Millbend Dr.,
                            The Woodlands, TX 77380

The undersigned on the reverse side of this card hereby appoints P.C. Ackerman and A.M. Cellino, or either of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the undersigned on December 20, 2004, at the Annual Meeting of Stockholders of
National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all matters that may properly come before the
Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any shareholder proposal omitted from the enclosed proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission's
proxy rules, and (v) all matters incident to the conduct of the meeting.
This proxy may be revoked with the Secretary of the meeting as described on the first page of the enclosed Proxy Statement.

THE BOARD RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEM 4
DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN ON THE REVERSE
SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY (OR VOTING INSTRUCTIONS, IN THE
CASE OF PLAN SHARES) IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS
SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND
AGAINST ITEM 4 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

                                            NATIONAL FUEL GAS COMPANY
                                            P.O. BOX 11057
                                            NEW YORK, N.Y. 10203-0057

Mark this box with an X if you do not want
annual meeting materials mailed to you for
future Annual Meetings of Stockholders.     [  ]

Mark this box with an X if you have made
changes to your name or address.            [  ]

Please mark this box with an X if you
will attend the meeting.                    [  ]